Exhibit 10.1

Supplemental Agreement No. 4
Dated Effective as of 17 December 2015
To DRILLSHIP CONTRACT dated 27 September, 2012

By and between
ALPHA ADMIRAL COMPANY (the “Buyer”)
and
DAEWOO SHIPBUILDING & MARINE ENGINEERING CO., LTD. (“Builder”)
(together, the “Parties” and each individually, a “Party”)

WHEREAS

A.	The Builder and the Buyer are Parties to that certain Drillship Contract dated 27 September 2012 (the “Contract”) for the construction and sale of one (1) Deepwater Drillship with Hull No. 3619.

B.
On 1 November 2014, the Parties supplemented the Contract by executing Supplemental Agreement No. 1 (“Supplemental Agreement No. 1”), pursuant to which the DELIVERY DATE for the DRILLSHIP was extended from 31 March 2015 (the “Original Delivery Date”) to 30 September 2015 (the “Fall 2015 Delivery Date”) in exchange for payment to the BUILDER by the BUYER of INTERIM PAYMENT 1 (in the amount of USD $50,000,000) on 1 November 2014, INTERIM PAYMENT 2 (in the amount of USD $25,000,000) on 30 June 2015, and USD $2,731,625 on the Fall 2015 Delivery Date (the “Original Financing Payment”).

C.
Effective 6 February 2015, the Parties further supplemented the Contract by executing Supplemental Agreement No. 2 (“Supplemental Agreement No. 2”), pursuant to which the DELIVERY DATE for the DRILLSHIP could potentially be extended for up to two consecutive six month periods as specified therein.

D.
The Buyer has delivered notice pursuant to and in accordance with Supplemental Agreement No. 2, and therefore the DELIVERY DATE for the DRILLSHIP has been extended to the Spring 2016 Delivery Date of 31 March 2016.

E.
Effective 18 May 2015, the Parties further supplemented the Contract by executing Supplemental Agreement No. 3 (“Supplemental Agreement No. 3”), pursuant to which the Parties modified the payment schedule for the delivery of certain payment milestones as specified in Supplemental Agreement No. 2, as well as certain provisions related to the storage location of the DRILLSHIP within the SHIPYARD prior to the DELIVERY DATE and costs related thereto.

F.
The Parties now wish to further modify the payment schedule for the delivery of certain milestone payments, extend the potential DELIVERY DATE of the DRILLSHIP, and amend certain fees related to the financing and maintenance of the DRILLSHIP while at the SHIPYARD.

NOW, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, IT IS HEREBY AGREED AS FOLLOWS:

1.
This Supplemental Agreement No. 4 (the “Agreement”) is supplemental to the Contract and shall be considered an integral part thereof. Unless otherwise defined in this Supplemental Agreement No. 4, words and expressions defined in the Contract or Supplemental Agreement No. 1, Supplemental Agreement No. 2, or Supplemental Agreement No. 3 shall have the same meaning when used in this Supplemental Agreement No. 4.

2.
BUILDER and BUYER agree to waive the requirement for separate written notice as specified by Section 4 of Supplemental Agreement No. 2, and instead hereby agree to extend the DELIVERY DATE for the DRILLSHIP by an additional eighteen (18) months from the Spring 2016 Delivery Date (the “Supplemental Extension Period”) to 30 September 2017 (the “Fall 2017 Delivery Date”). Article VII.2.(a) of the Contract shall be deleted in its entirety and shall be replaced with the following:

The DRILLSHIP shall be DELIVERED safely afloat by BUILDER to BUYER at a berth in the SHIPYARD on or before 30th September 2017, except that, in the event of delays in the construction of the DRILLSHIP or any performance required under this CONTRACT due to causes which under the terms of this CONTRACT permit postponement of the date for DELIVERY, the aforementioned date for DELIVERY of the DRILLSHIP shall be postponed accordingly. The aforementioned date, or such later date to which the requirement of DELIVERY is postponed pursuant to such terms, is herein called the “DELIVERY DATE”.

3.
The BUYER and BUILDER agree to amend and revise INTERIM PAYMENT 4 as defined in Supplemental Agreement No. 2, from the original value of One Hundred and Forty Million Nine Hundred Thousand United States Dollars (USD $140,900,000) no later than 31 March 2016, to an amended value of Fifty Million United States Dollars (USD $50,000,000) due no later than 31 December 2015, with such amended payment subsequently defined as INTERIM PAYMENT 4 (“INTERIM PAYMENT 4”). The Parties agree that the CONTRACT PRICE, which was reduced pursuant to Supplemental Agreement No. 1, Supplemental Agreement No. 2, and Supplemental Agreement No. 3, shall be further reduced by INTERIM PAYMENT 4 such that PAYMENT MILESTONE 2, due at the DELIVERY DATE of the DRILLSHIP, shall be reduced to ninety three million nine hundred thousand US Dollars (USD $93,900,00.00). Accordingly, Article II.3(b) of the Contract shall be amended such that the phrase “One Hundred Forty Three Million Nine Hundred Thousand (USD $143,900,000.00)” shall be deleted in its entirety and replaced with “Ninety Three Million Nine Hundred Thousand (USD $93,900,000.00)”.

4.
Notwithstanding the provisions of Article VII.2. of the Contract (as amended by this Supplemental Agreement No. 4), at any time after the Effective Date of this Agreement but prior to 15 August 2017, BUYER may give BUILDER written notice of its requirement that the DELIVERY DATE for the DRILLSHIP be accelerated to forty five (45) days from the date of such notice (the “Accelerated Delivery Notice - Fall 2017”). In the event an Accelerated Delivery Notice - Fall 2017 is delivered, upon receipt of the Accelerated Delivery Notice - Fall 2017, BUILDER will promptly restart its construction and other activities and use its best efforts to deliver the DRILLSHIP within the forty five (45) day period. In the event BUILDER fails to meet the accelerated DELIVERY DATE and deliver the DRILLSHIP within forty five (45) days from receipt of such notice, BUYER shall not be liable for the Extension Fee - Fall 2017 for any day following the forty five day period, in addition to remaining entitled to any other BUYER remedies provided in the Contract.

5.	BUYER and BUILDER further agree that:

a.
As of the earlier of the date of payment for INTERIM PAYMENT 4 or 1 January 2016 (“Payment Date”), and continuing for every day throughout the earlier of the DELIVERY DATE on 30 September 2017, or the DELIVERY DATE set forth in the Accelerated Delivery Notice - Fall 2017, the BUILDER shall charge BUYER the following amounts:

i.
documented expenses in connection with the maintenance, preservation, storage and required third parties, including BUILDER-supplied labor, for the DRILLSHIP shall be agreed in writing in advance and paid using the Maintenance Day Rate schedule as set forth in Appendix 1 to this Supplemental Agreement No. 4;

ii.
documented expenses plus a five percent (5%) markup for fuel oils and/or other consumables necessary for the Supplemental Extension Period to be supplied by BUILDER and reimbursed by BUYER; provided, however, that the major fuel purchase immediately prior to the DELIVERY of the DRILLSHIP shall be provided at documented cost without the aforementioned five percent (5%) markup;

iii.
a fee of nine thousand four dollars and eleven cents United States Dollars (USD $9,004.11) per day (the “Supplemental Financing Payment - Fall 2017”), which amount shall be calculated by adding the daily interest on the outstanding amount of PAYMENT MILESTONE 2 (as amended by Clause 3, above) as of the Payment Date at a rate of three and one half percent (3.5%) per annum; provided that, in the event the outstanding CONTRACT PRICE is reduced by BUYER making any additional payments towards MILESTONE PAYMENT 2 prior to the DELIVERY DATE of the DRILLSHIP (“Early Payment”), the Supplemental Financing Payment - Fall 2017 shall be reduced on a pro-rata basis based on the proportion of such Early Payment as a function of the outstanding CONTRACT PRICE.

iv.	a fee of one thousand three hundred and thirty three United States Dollars (USD $1,333.00) per day (the “Supplemental Classification Payment”); and

v.	a fee of two thousand seven hundred sixty three United States Dollars (USD $2,763.00) per day (the “ Supplemental Insurance Payment”).

b.
commencing 1 October 2016, and continuing for every day throughout the earlier of the DELIVERY DATE on 30 September 2017 or the DELIVERY DATE set forth in the Accelerated Delivery Notice - Fall 2017, the BUILDER shall charge BUYER an additional fee equal to two thousand five hundred seventy two dollars and sixty cents United States dollars (USD $2,572.60) per day (the “Supplemental Dock Fee”) for additional incurred costs; provided that, in the event the outstanding CONTRACT PRICE is reduced by BUYER making any additional payments towards MILESTONE PAYMENT 2 prior to the DELIVERY DATE of the DRILLSHIP, the Supplemental Dock Fee shall be reduced on a pro-rata basis based on the proportion of such early payment as a function of the outstanding CONTRACT PRICE.

c.
on the first of the month immediately following the payment of INTERIM PAYMENT 4 and continuing monthly until the DELIVERY DATE, BUILDER shall invoice BUYER for the aggregate Maintenance Day Rate, Supplemental Financing Payment - Fall 2017, Supplemental Classification Payment, and Supplemental Insurance Payment, and any Supplemental Dock Fee, if applicable, (“Extension Fee - Fall 2017”) accrued for the preceding calendar month. BUYER shall be obligated to pay the aggregate amount within ten (10) BANKING DAYS after receipt of the relevant invoice. Payment of such invoices shall be considered full and final payment to BUILDER of all of BUILDER’s costs incurred in connection with the extension of the DELIVERY DATE.

6.
BUILDER agrees to use its best efforts to not move the DRILLSHIP within the SHIPYARD and to keep the DRILLSHIP inside the breakwater area of BUILDER’s shipyard. In the event that the DRILLSHIP must be moved outside breakwater due to an imminent emergency threatening the SHIPYARD caused by a typhoon, cyclone or other tropical storm, BUYER shall pay for all incurred and documented reasonable costs and expenses for movement of the DRILLSHIP into and out of the breakwater area and all incurred and documented reasonable costs and expenses for storage of the DRILLSHIP while outside the breakwater as referenced in the breakwater cost quotation attached hereto as Appendix 2. Notwithstanding the foregoing, BUILDER agrees to use its best efforts to return the DRILLSHIP back inside the breakwater area of the SHIPYARD as soon as reasonably possible. For clarity, BUILDER may not concurrently charge BUYER for the vessel movement fee as specified in Appendix I and the foregoing breakwater fee in relation to any one movement operation.

7.
BUYER and BUILDER agree in the event that the BUILDER should move the DRILLSHIP outside breakwater due to the SHIPYARD quayside availability, BUILDER shall provide reasonably satisfactory support for such decision in advance of any move and notify BUYER of the same, and BUYER shall pay for all incurred and documented reasonable costs and expenses for movement of the DRILLSHIP into and out of the breakwater area and all incurred and documented reasonable costs and expenses for storage of the DRILLSHIP while outside the breakwater, up to a maximum of fifty thousand United States Dollars (USD $50,000.00) per day, or any portion thereof, that the DRILLSHIP is outside the breakwater and BUYER shall only pay such amounts for a maximum of two occurrences per year, with a maximum duration six (6) days per occurrence. Notwithstanding the foregoing, BUILDER agrees to use its best efforts to return the DRILLSHIP back inside the breakwater area of the SHIPYARD as soon as reasonably possible. For clarity, BUILDER may not concurrently charge BUYER for the vessel movement fee as specified in Appendix I and the foregoing breakwater fee in relation to any one movement operation.

8.
BUILDER represents that the movement cost estimate in Appendix 2 is a good faith estimate of the actual expenses to be incurred for a movement operation of the DRILLSHIP outside the breakwater. The costs assessed for any movement operation outside the breakwater as referenced in Section 6 and Section 7 above shall not exceed the estimate attached hereto as Appendix 2 without prior written consent from BUYER. BUILDER shall provide the crews, equipment, and other services as quoted in the estimate unless otherwise agreed by the BUYER in writing. To the extent that the fees incurred and documented are less than such estimate, and/or to the extent that BUILDER does not provide the crews, equipment, and other services as quoted in the estimate, BUILDER shall proportionally reduce BUYER’s obligations for reimbursement of such costs and only charge BUYER for the actual incurred and documented costs and expenses for any such movement operation up to the proportionally reduced maximum amount quoted in Appendix 2 for an emergency move as referenced in Section 6, or a pro-rata reduction of the USD $50,000 per day obligation as referenced in Section 7 for a movement operation related to BUILDER quayside availability.

9.
BUYER and BUILDER agree that the Original Financing Payment of USD $2,731,625 as referenced in Supplemental Agreement No. 1, Supplemental Agreement No. 2 and Supplemental Agreement No. 3 shall be reduced to USD $1,408,337 effective as of 18 May 2015, and that the payment made by BUYER on 30 September 2015 in the amount of one million four hundred eight thousand three hundred thirty seven United States Dollars (USD $1,408,337.00) shall serve as final accord and satisfaction of BUYER’s obligations in relation to the Original Financing Payment and Builder’s Invoice No. 3619-INV-001-CO issued 21 September 2015.

10.
BUYER and BUILDER agree that, in the event of a BUILDER DEFAULT as defined in the Contract and referenced in Article VII, Clause 5 of the Contract, BUYER’s right to take early DELIVERY of the DRILLSHIP shall not be unreasonably withheld, delayed, or conditioned, and in any event such early DELIVERY shall occur no later than fourteen (14) days following BUILDER DEFAULT and written notice from BUYER requesting early DELIVERY. BUILDER shall endeavor to perform all actions necessary to effect such early DELIVERY and such transfer of risk and title, including but not limited to obtaining a waiver or release of any security interest held by a third party which would otherwise prohibit BUYER’s assumption of title and risk of the DRILLSHIP pursuant to this Section 10.

11.	Appendix I attached to Supplemental Agreement No. 3 shall be replaced in its entirety by the Appendix I attached to this Supplemental Agreement No. 4, and is hereby incorporated by reference.

12.
All the terms and conditions of the Contract, Supplemental Agreement No. 1, Supplemental Agreement No. 2, and Supplemental Agreement No. 3 shall remain unchanged and be in full force and effect unless otherwise provided hereunder.

13.
The existence and content of this Supplemental Agreement No. 4 shall remain strictly private and confidential to the Parties and their advisors and shall not be disclosed by either Party to any third party (except any financier of the Drillship or its advisers) absent the agreement of the other Party, save by compulsion of law or regulatory authority.

14.
Each Party hereto confirms that its respective obligations under, arising out of or in connection with, the Contract shall continue in full force and effect as amended by this Supplement Agreement No. 4.

15.
This Supplemental Agreement No. 4 shall be governed by and construed in accordance with the laws of England and any dispute arising under this Supplemental Agreement No. 4 shall be submitted to arbitration in accordance with Article XIII (DISPUTES AND ARBITRATION) of the Contract.

16.
This Supplemental Agreement No. 4 may be executed by each of the Parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed signature page of this Supplemental Agreement No. 4 in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of an executed original counterpart of this Supplemental Agreement No. 4, although the original signature pages shall be thereafter appended to this Supplemental Agreement No. 4.

[Signature Page Follows]

For and on behalf of

Alpha Admiral Company

By:    /s/Anthony H. Dyne

Name:    Anthony H. Dyne

Title:    Director

For and on behalf of

Daewoo Shipbuilding & Marine Engineering Co., Ltd.

By:    /s/ Young Soon Lee

Name:    Young Soon Lee

Title:    Vice President